UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 25, 2013

Date of Report

AVERY DENNISON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1 -7685	95-1492269

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard Pasadena, California	91103

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective upon the adjournment of Avery Dennison Corporation’s (the “Company’s”) Annual Stockholder Meeting on April 25, 2013 and as required by the mandatory director retirement policy contained in the Company’s Amended and Restated Bylaws and Corporate Governance Guidelines, Peter W. Mullin retired from the Company’s Board of Directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) & (b) At the annual meeting of stockholders of the Company held on April 25, 2013, the Company’s stockholders (i) elected Bradley A. Alford, Anthony K. Anderson, Rolf L. Borjesson, John T. Cardis, David E. I. Pyott, Dean A. Scarborough, Patrick T. Siewert, Julia A. Stewart and Martha N. Sullivan to the Board; (ii) approved, on an advisory basis, the Company’s 2012 executive compensation; and (iii) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

The final results of the voting for the nine director nominees named in the Company’s 2013 Proxy Statement were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Bradley A. Alford	82,440,573	2,208,120	119,256	5,208,825
Anthony K. Anderson	83,417,689	1,205,217	145,043	5,208,825
Rolf L. Borjesson	83,751,339	878,410	138,200	5,208,825
John T. Cardis	83,057,869	1,576,562	133,518	5,208,825
David E. I. Pyott	80,651,978	3,998,074	117,897	5,208,825
Dean A. Scarborough	82,019,592	2,340,714	407,643	5,208,825
Patrick T. Siewert	83,203,401	1,426,052	138,496	5,208,825
Julia A. Stewart	82,223,069	2,456,402	88,478	5,208,825
Martha N. Sullivan	84,059,247	600,239	108,463	5,208,825

The final results of the voting for proposals 2 and 3 described in the Company’s 2013 Proxy Statement were as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
Approval, on an advisory basis, of the Company’s 2012 executive compensation	77,321,503	6,927,959	518,487	5,208,825
Ratification of appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year	88,047,099	1,755,414	174,261	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: April 26, 2013
	By:	/s/ Susan C. Miller
		Name:	Susan C. Miller
		Title:	Senior Vice President, General Counsel and Secretary